UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 16, 2006
Date of report (Date of earliest event reported)

Cyanotech Corporation
(Exact name of registrant as specified in its charter)

NEVADA 000-14602 91-1206026
(State or other jurisdiction of (Commission File Number) (IRS Employer Identification incorporation) Number)

73-4460 Queen Kaahumanu Highway, Suite #102, Kailua Kona, HI 96740
(Address of principal executive offices)

(808) 326-1353
(Registrant’s telephone number)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Additional Staff Determination Delisting Notice from Nasdaq Due to Late Filing of Form 10 Q and Notice Received from Nasdaq that the Company’s common stock is now in compliance with Nasdaq Capital Market’s Minimm Bid Price Requirement.

(a).  On November 20, 2006, Cyanotech Corporation issued a press release announcing that it had received a notification on November 16, 2006 of a Staff Determination from the Nasdaq Stock Market that the Company is not in compliance with the requirements for continued listing due to its failure to file its report on Form 10-Q for the quarter ending September 30, 2006.

The Company will contest the Staff Determination before the Nasdaq Listing Qualifications Panel.

Also, a one-for-four reverse split of the Company’s common stock on November 3, 2006 brought the Company’s common stock into compliance with Nasdaq Capital Market’s minimum bid price requirement as the Company has been informed by Nasdaq in a letter dated November 20, 2006.

The press release attached hereto as exhibit 99.1 is incorporated herein by reference.

(d.) Exhibits:

Exhibit Number

99.1	Press release, dated November 20, 2006, announcing Nasdaq’s Delisting Notice to Cyanotech Corporation due to late filing of Form 10-Q for the Second Quarter of Fiscal Year 2007.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYANOTECH
CORPORATION (Registrant)

November 20,2006	By:	/s/ William R. Maris

William R. Maris
Chief Financial Officer and VP Finance &
Administration